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                                                                    EXHIBIT 99.1

                                                                    May 23, 2002


                                                                      Lisa Capps
                                                              Investor Relations

                                                                        Westcorp
                                                           Phone: (949) 727-1002

                                       Email: Investor_Relations@Westcorpinc.com

WESTCORP ANNOUNCES APPOINTMENT OF PRESIDENT OF WESTERN FINANCIAL BANK

Irvine, CA: Westcorp (NYSE:WES), the financial services holding company whose principal subsidiaries are WFS Financial (Nasdaq:WFSI) and Western Financial Bank, announced today that Jim Tecca has been appointed President of the Commercial Banking Group. Tom Wolfe, President of Westcorp, will assume the role of President of Western Financial Bank, effective immediately.

"These changes reflect our commitment to focusing on growing and building the value of our commercial banking business," said Tom Wolfe, President of Westcorp. "With Jim strategically focused on commercial banking, his new role allows him to maximize his 30 plus years in the industry and expand the Bank's commercial banking efforts."

Westcorp is a financial services holding company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned company whose common stock is traded on the New York Stock Exchange under the symbol WES. Information about Westcorp can be found at its Web site at http://www.westcorpinc.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 24 retail bank branches throughout California and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its Web site at http://www.wfb.com.